UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 29, 2017

EVERCORE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

Evercore Partners Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2017, Evercore Partners Inc. (the “Company”) amended its Amended and Restated Certificate of Incorporation to change its name to “Evercore Inc.” Also on August 29, 2017, the Company amended its Amended and Restated By-Laws to reflect the name change. Copies of the certificate of amendment and the Amended and Restated By-laws are attached hereto as Exhibits 3.1 and 3.2, respectively. The Company’s Class A common stock continues to trade on the New York Stock Exchange under the symbol “EVR.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Evercore Partners Inc., as filed with the Secretary of State of the State of Delaware on August 29, 2017.

3.2	Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE INC.

By:	/s/ Adam B. Frankel
Name: Adam B. Frankel
Title: General Counsel

Dated: September 1, 2017